Exhibit 99.1

Greenlane Reports Q1 2022 Revenue of $46.5 Million, Up 37% Year-over-Year

Company on Track to Achieve Positive Adjusted EBITDA by Q3 2022

BOCA RATON, Fla., May 17, 2022 – Greenlane Holdings, Inc. (“Greenlane” or "the Company”) (Nasdaq: GNLN), one of the largest global sellers of premium cannabis accessories, child-resistant packaging, and specialty vaporization products, today reported financial results for the first quarter ended March 31, 2022 ("Q1 2022").

Recent Highlights

•Total revenue for Q1 2022 increased 37% to $46.5 million, compared to $34.0 million for Q1 2021.
•Strengthened leadership diversity and industry expertise with the appointments of Darsh Dahya as Chief Accounting Officer and Renah Persofsky as Board Director
•Entered agreement with Universal Distribution to distribute Greenlane Brands in Latin America
•Completed a reduction in force in March 2022, which is expected to result in approximately $8.0 million in annualized cash compensation cost savings

Management Commentary

"Building on a record and transformational 2021, we made meaningful progress executing on our strategic 2022 plan in Q1 2022, from reducing our corporate headcount to focusing more on our higher-margin Greenlane Brands," said Nick Kovacevich, CEO of Greenlane. "Total revenue increased 37% to $46.5 million, driven primarily by the KushCo merger. If you exclude KushCo's post-merger sales, revenue declined 47% year-over-year to $18.1 million, driven in large part by our strategic shift away from non-core third-party brands, sales of which decreased 49% from the same period in 2021. As part of our strategy to focus more on our higher-margin, proprietary Greenlane Brands, we expect a decline in total revenue from discontinuing some of these third-party brand relationships, but we believe the overall quality and margins of the revenue that we will generate going forward will be far more favorable and sustainable.

"Sales of our Greenlane Brands was down 34% year-over-year to $6.0 million, largely due to our ERP system implementation, which caused interruptions in our ability to accept and fulfill customer orders. Although we expect to fully transition to this new ERP by the end of 2022, these interruptions materially impacted revenue for the first quarter, with some orders slipping into the second quarter. Growing our proprietary brands remains a key focus of ours, as it helps expand our strategic moat, margins, revenue, and profitability. In fact, we're excited to have recently announced our partnership with Universal Distribution to distribute our Greenlane Brands in the promising Latin America market. Given that we are not subject to the same global trade restrictions as our plant-touching peers, we can ship our products worldwide in an asset-light manner, enabling us to scale faster and wider, and ultimately build our brands ahead of legalization in these markets.

"During Q1 2022, we also completed a significant reduction in force, which we expect to result in at least $8 million of annualized cost compensation savings. In addition, in April we began marketing efforts for the sale of our headquarters building and securing an asset-based loan, which should significantly improve our liquidity and help support our working capital needs as we inch closer toward profitability. With these steps to enhance the topline and further reduce our cost structure, we believe we are on track to achieve our previously communicated goal of positive adjusted EBITDA by the third quarter of 2022."

Financial Summary

	Three Months Ended March 31,		%
($ in thousands)	2022	2021	Change
Net Sales	$46,534	$34,009	36.8%
Greenlane Brands Sales	5,963	9,032	(34.0)%
% of Net Sales	12.8%	26.6%
Cost of Sales	$40,566	$25,454	59.4%
Gross Profit	5,968	8,555	(30.2)%
Gross Margin	12.8%	25.2%
Salaries, Benefits & Payroll Taxes	10,061	6,370	57.9%
General and Administrative	11,715	9,581	22.3%
Net Loss	(18,749)	(7,714)	143.1%
Adjusted EBITDA	(5,257)	(5,201)	1.1%
Cash	$5,944	$12,309

Net sales were $46.5 million in Q1 2022, compared to $34.0 million in Q1 2021, an increase of 37%. The year-over-year increase in net sales was primarily driven by the KushCo merger. Excluding KushCo's post-merger sales, revenue declined 47% to $18.1 million, compared to $34.0 million for same period in 2021. Third-party brand sales decreased 49% due to our strategy to focus on our proprietary, higher-margin Greenlane Brands.

Greenlane Brand sales decreased 34% to $6.0 million, or 12.8% of total revenue, in Q1 2022 compared to $9.0 million, or 26.6% of total revenue for Q1 2021. The decrease was mainly due to interruptions related to our ERP implementation.

Cost of sales in Q1 2022 increased by $15.1 million, or 59%, as compared to the same period in 2021. The increase was primarily due to the impact of the KushCo merger of $26.2 million, offset by a decrease in revenue of 47% excluding the impact of the KushCo merger.

Gross profit was $6.0 million, or 12.8% of net sales in Q1 2022, compared to $8.6 million, or 25.2% of net sales in Q1 2021. Excluding inventory write-offs of damaged and obsolete inventory for Q1 2022 and Q1 2021 of $5.8 million and $1.0 million, respectively, which were associated with post-merger and ongoing product rationalization initiatives, adjusted gross margins (see notes below regarding "Use of Non-GAAP Financial Measures" and "Adjusted Gross Margin" for further discussion of this and other non-GAAP measures included in this earnings release) decreased to 25.3% for Q1 2022, compared to 28.1% for the same period in 2021. The decrease in gross margin is related to an increase in lower margin KushCo-related sales and a decrease in Greenlane Brands sales, which carry a higher margin profile than third-party brand sales with a lower margin profile.

Salaries, benefits and payroll taxes expenses increased by 58% to $10.1 million for Q1 2022, compared to $6.4 million for the same period in 2021, primarily due to an increase related to the KushCo merger, an increase in severance of $0.6 million and an increase in stock compensation expense of $0.4 million. The increase was offset by a salaries and payroll taxes decrease related to a reduction in force we completed in March 2022, which we expect to result in approximately $8.0 million in annualized cash compensation cost savings. This reduction in force is a part of our 2022 Plan to reduce our cost structure, increase liquidity and accelerate our path to profitability.

As of March 31, 2022, cash totaled $5.9 million, and working capital was $41.7 million in comparison to working capital of $53.8 million as of December 31, 2021.

	Three Months Ended March 31,		%
($ in thousands)	2022	2021	Change
Consumer Goods	$17,141	$30,544	(43.9)%
Industrial Goods	29,393	3,465	748.3%

Net sales for our Consumer Goods reporting segment were approximately $17.1 million in Q1 2022, compared to approximately $30.5 million in the same period in 2021. The year-over-year decrease was primarily due to a $11.8 decrease in third-party brand sales, as part of the Company's strategy to focus on its higher-margin proprietary Greenlane Brands, as well as order and fulfillment interruptions from the ERP implementation.

Net sales for our Industrial Goods reporting segment were approximately $29.4 million in Q1 2022, compared to approximately $3.5 million in the same period in 2021. The year-over-year increase was due to the merger with KushCo, which was completed on August 31, 2021.

Conference Call Information

Greenlane management will host a scheduled conference call and webcast later today, Tuesday, May 17 at 8:30 a.m. Eastern time to discuss the results for its first quarter ended March 31, 2022, followed by a question-and-answer session. The call will be webcast with an accompanying slide deck, which will be accessible by visiting the Financial Results page of Greenlane’s investor relations website.

All interested parties are invited to listen to the live conference call and presentation by dialing the number below or by clicking the webcast link available on the Financial Results page of the Company’s investor relations website.

DATE:	Tuesday, May 17, 2022
TIME:	8:30 a.m. Eastern Time
WEBCAST:	Click to access
DIAL-IN NUMBER:	888-506-0062 (Toll-Free) 973-528-0011 (International)
CONFERENCE ID:	970523
REPLAY:	877-481-4010 or 919-882-2331 Replay Passcode: 45497 Available until May 31st, 2022

If you have any difficulty connecting with the conference call or webcast, please contact Greenlane’s investor relations at ir@greenlane.com or 714-539-7653.

About Greenlane Holdings, Inc.

Greenlane is the premier global platform for the development and distribution of premium cannabis accessories, packaging, vape solutions, and lifestyle products. We operate as a powerful house of brands and omni-channel distribution platform, providing unparalleled product quality, customer service, compliance knowledge, and operations and logistics to accelerate our customers’ growth.

Founded in 2005, Greenlane serves a diverse and expansive customer base with more than 8,500 retail locations, including licensed cannabis dispensaries, smoke shops, and specialty retailers. As a pioneer in the cannabis space, Greenlane is the partner of choice for many of the industry’s leading multi-state operators, licensed producers, and brands, including PAX Labs, Storz & Bickel (Canopy-owned), Cookies, Grenco Science, and CCELL.

We proudly own and operate a diverse brand portfolio including EYCE silicone pipes, DaVinci vaporizers, Pollen Gear™, the K.Haring Glass Collection by Higher Standards, Marley Natural™, and VIBES™ rolling papers. Higher

Standards, Greenlane’s flagship brand, offers both a high-end product line and immersive retail experience with ground-breaking stores in New York City’s Chelsea Market and Malibu, California. Greenlane also owns and operates Vapor.com and VapoShop.com, two industry-leading, direct-to-consumer e-commerce platforms in North America and Europe respectively.

For additional information, please visit: https://gnln.com/.

Investor Contact
Najim Mostamand, CFA
Director of Investor Relations
714-539-7653
ir@greenlane.com

Use of Non-GAAP Financial Measures

Adjusted EBITDA

Greenlane discloses Adjusted EBITDA, which is a non-GAAP performance measure because management believes this measure assists investors and analysts in assessing our overall operating performance and evaluating how well we are executing our business strategies. You should not consider Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of our operating performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•Adjusted EBITDA does not include interest expense, which has been a necessary element of our costs, and income tax payments we may be required to make;
•Adjusted EBITDA does not reflect equity-based compensation;
•Adjusted EBITDA does not reflect other one-time expenses and income, including consulting costs related to the implementation of our ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability;
•Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

Adjusted Gross Margin

Adjusted gross margin is a supplemental non-GAAP financial measure, which the Company calculates as total revenues less cost of revenues, prepared in accordance with GAAP, adjusted for certain non-recurring, non-cash items to the extent such items relate to cost of revenues, including charges relating to the Company's inventory rationalization initiatives. The Company uses Adjusted gross margin as a supplemental performance measure because it believes that Adjusted gross margin is beneficial to investors for purpose of measuring the Company's operational performance, exclusive of certain non-recurring non-cash items that are not expected to be incurred in future periods. Specifically, in excluding charges relating to the Company's inventory rationalization initiatives, which the Company does not believe are indicative of the Company's operating performance, Adjusted gross margin provides a performance measure that, when compared period-over-period, more accurately reflects the Company's operational performance. Adjusted gross margin should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of Adjusted gross margin may differ from similarly titled measures used by other companies.

Adjusted SG&A

Adjusted SG&A is a supplemental non-GAAP financial measure, which the Company calculates as total selling, general and administrative expenses less depreciation and amortization expense. The Company believes this measure is helpful to investors because it gives investors information about cash operating expenses.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. These forward-looking statements include, among others: comments relating to the current and future performance of the Company's business, including the achievement of positive adjusted EBITDA and growth in sales of Greenlane Brands; the progress of the ERP system transition and distribution partnership with Universal Distribution; the Company’s financing, capitalization and personnel strategies; expected benefits and cost savings from the strategic plans described herein; and the Company's financial outlook and expectations. For a description of factors that may cause the Company's actual results or performance to differ from its forward-looking statements, please review the information under the heading "Risk Factors" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Additional information is also set forth in Greenlane's Quarterly Report on Form 10-Q for the three months ended March 31, 2022. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Greenlane on the date hereof. Greenlane undertakes no duty to update this information unless required by law.

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except par value per share amounts)

	March 31, 2022	December 31, 2021
ASSETS	(Unaudited)
Current assets
Cash	$5,944	$12,857
Accounts receivable, net of allowance of $1,409 and $1,285 at March 31, 2022 and December 31, 2021, respectively	19,903	14,690
Inventories, net	68,526	66,982
Vendor deposits	12,485	18,475
Other current assets	11,959	11,733
Total current assets	118,817	124,737

Property and equipment, net	22,356	20,851
Intangible assets, net	83,235	84,710
Goodwill	41,819	41,860
Operating lease right-of-use assets	7,042	9,128
Other assets	7,855	4,541
Total assets	$281,124	$285,827

LIABILITIES
Current liabilities
Accounts payable	$30,535	$23,041
Accrued expenses and other current liabilities	25,271	25,297
Customer deposits	6,838	7,924
Current portion of notes payable, including $8,000 owed to related party	11,602	11,615
Current portion of operating leases	2,828	3,091
Current portion of finance leases	—	—
Total current liabilities	77,074	70,968

Notes payable, less current portion and debt issuance costs, net	9,633	10,607
Operating leases, less current portion	4,346	6,142
Finance leases, less current portion	—	—
Other liabilities	821	1,746
Total long-term liabilities	14,800	18,495
Total liabilities	91,874	89,463

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value per share, 600,000 shares authorized; 102,600 shares issued and outstanding as of March 31, 2022; 85,210 shares issued and outstanding as of December 31, 2021	1,026	852
Class B common stock, $0.0001 par value per share, 30,000 shares authorized; 21,185 shares issued and outstanding as of March 31, 2022; 21,745 shares issued and outstanding as of December 31, 2021	2	2
Class C Common stock, $0.0001 par value per share, no shares authorized, issued and outstanding as of March 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	240,280	228,894
Accumulated deficit	(70,876)	(55,544)
Accumulated other comprehensive income (loss)	685	324
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	171,117	174,528
Non-controlling interest	18,133	21,836
Total stockholders’ equity	189,250	196,364
Total liabilities and stockholders’ equity	$281,124	$285,827

GREENLANE HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended March 31,
	2022	2021
Net sales	$46,534	$34,009
Cost of sales	40,566	25,454
Gross profit	5,968	8,555

Operating expenses:
Salaries, benefits and payroll taxes	10,061	6,370
General and administrative	11,715	9,581
Depreciation and amortization	2,403	544
Total operating expenses	24,179	16,495
Loss from operations	(18,211)	(7,940)

Other income (expense), net:
Interest expense	(406)	(116)
Other income (expense), net	(54)	324
Total other income (expense), net	(460)	208
Loss before income taxes	(18,671)	(7,732)
Provision for income taxes	78	(18)
Net loss	(18,749)	(7,714)
Less: Net loss attributable to non-controlling interest	(3,417)	(3,458)
Net loss attributable to Greenlane Holdings, Inc.	$(15,332)	$(4,256)

Net loss attributable to Class A common stock per share - basic and diluted	$(0.17)	$(0.28)
Weighted-average shares of Class A common stock outstanding - basic and diluted	90,170	15,263

Other comprehensive income (loss):
Foreign currency translation adjustments	88	(155)
Unrealized gain (loss) on derivative instrument	358	204
Comprehensive loss	(18,303)	(7,665)
Less: Comprehensive loss attributable to non-controlling interest	(3,331)	(3,427)
Comprehensive loss attributable to Greenlane Holdings, Inc.	$(14,972)	$(4,238)

	Three Months Ended March 31,
(in millions)	2022	2021
Net loss	$(18,749)	$(7,714)
EU VAT indemnification allowance adjustment [1]	1,798	(621)
Other (expense) income, net [2]	54	(324)
Provision for (benefit from) income taxes	78	(18)
Interest expense	406	116
Non-recurring system implementation and website-development expenses [3]	1,056	301
Restructuring expenses [4]	896	247
Equity-based compensation expense	914	529
Depreciation and amortization	2,403	544
Legal, professional fees and insurance expenses related to M&A transactions [5]	—	1,739
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model [6]	77	—
Allowances for uncollectible vendor deposits incurred in connection with management's strategic initiative [7]	—	—
Adjustments related to product rationalization to increase inventory turnover of slow-selling products [7]	—	—
Obsolete inventory charges related to management's strategic initiative [7]	5,783	—
Loss related to indemnification asset not probable of recovery [1]	—	—
Goodwill impairment charge [8]	—	—
Adjusted EBITDA	$(5,284)	$(5,201)

(1)Adjustment to reserve allowance for indemnification receivable from ARI's sellers primarily due to decrease of outstanding payable resulting from lower-than-expected interest and penalties.
(2)Includes rental and interest income and other miscellaneous income.
(3)Includes non-recurring expenses related to multiple software implementations, including the ERP implementation; along with non-recurring website development expenses.
(4)Includes severance payments for employees terminated as part of transformation plans and post-merger restructuring expenses
(5)Non-recurring M&A legal, professional services, and Directors and Officers insurance costs relating to the KushCo merger.
(6)Severance related to European reduction in force and one-time termination fee for Visalia lease.
(7)Includes certain non-recurring charges related to management's strategic initiative. These adjustments were incurred to liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability, along with synchronizing post-merger sales and inventory strategies.
(8)Impairment expense recognized on our United States reporting unit's goodwill.

	Three Months Ended March 31,
(in millions)	2022	2021
Salaries, benefits and payroll taxes	$10,061	$6,370
General and administrative	11,715	9,581
Adjusted SG&A	$21,776	$15,951
Goodwill impairment charge [1]	—	—
Depreciation and amortization	2,403	544
Total operating expenses	$24,179	$16,495

(1)Impairment expense recognized on our United States reporting unit's goodwill.